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                                                                  Page 81 of 107




                                  EXHIBIT 10-3
                                  ------------



                             RESTATED MORTGAGE NOTE
                             ----------------------


$2,250,000.00                                               Rochester, New York
                                                                October 5, 2001


                  FOR VALUE RECEIVED, ONTARIO FOODS, INCORPORATED, a New York corporation with an office at 4001 Salt Works Road, Medina, New York 14103 (the "BORROWER") (Borrower may also be referred to as "MORTGAGOR"), hereby promises to pay to GENESEE CORPORATION, a New York corporation having an address at 16 West Main Street, Suite 600, Rochester, New York ("MORTGAGEE"), or order, the principal sum of TWO MILLION TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($2,250,000.00) (the "LOAN"), in lawful money of the United States of America, together with interest thereon from the "Closing Date" (as hereafter defined) at the "Contract Rate" (as hereafter defined), in the manner set forth below.



                                   DEFINITIONS
                                   -----------

                  As used in this Note, the following capitalized terms shall have the meanings set forth below:

                  "ADJUSTED RATE" means fifteen percent (15%) per annum.

                  "BASIS POINT" means one one-hundredth of one percent.

                  "CLOSING DATE" means October 5, 2001.

                  "CONTRACT RATE" means the Initial Rate or the Adjusted Rate, whichever is applicable.

                  "DEFAULT RATE" means eighteen percent (18%).

                  "ESCROW AGENT" shall mean HSBC Bank USA.



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                  "ESCROW AGREEMENT" means that certain Escrow Agreement dated
October 5, 2001 by and between Mortgagee, Associated Brands, Inc. and Escrow Agent.

                  "EVENT OF DEFAULT" means any Event of Default under the Mortgage.

                  "FORECLOSURE ACTION" means any action, suit or proceeding brought by Mortgagee to collect this Note, foreclose the Mortgage and/or to enforce any of its other rights or remedies under the Loan Documents.

                  "INITIAL RATE" means twelve percent (12%) per annum.

                  "LOAN DOCUMENTS" means this Note and the Mortgage.

                  "LOAN YEAR" means the twelve (12) month period beginning on the Closing Date and ending on the first anniversary date of the Closing Date and each and every twelve (12) month period thereafter.

                  "MATURITY DATE" means March 31, 2003.

                  "MORTGAGE" means the Mortgage Modification and Extension Agreement dated as of October 5, 2001.

                  "PERSON" means any individual, partnership, corporation, trust or unincorporated organization, and any government or agency or political subdivision or branch thereof.

                  "PREMISES" means certain real property owned by the Agency located at 4001 Salt Works Road in the Town of Shelby and Village of Medina, County of Orleans and State of New York.

                                 PURPOSE OF NOTE
                                 ---------------

                  This Note is being given solely for the purpose of modifying, amending and restating the terms of the notes, bonds or other obligations which are secured by the Mortgage. This Note does not create a new or further indebtedness or obligation other than the principal indebtedness or obligation secured by or which under any contingency may be secured by the Mortgage.

                                  PAYMENT TERMS
                                  -------------

                  Interest shall accrue at the Initial Rate until March 31, 2002. On and after March 31, 2002, interest shall accrue at the Adjusted Rate. On the first day of each month following the Closing Date and on the first day of each and every month thereafter, Mortgagor shall make payments to Mortgagee of interest only.

                  The entire unpaid principal amount of the Loan, together with all accrued and unpaid interest thereon, shall become due and payable on the Maturity Date. From and after the Maturity Date, any unpaid principal shall bear interest at the Default Rate.

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                                                                  Page 83 of 107


                  Interest shall be calculated on a 360-day basis for the actual number of days any portion of the principal amount of the Loan is outstanding. Each monthly payment shall be applied by Mortgagee first to the payment of any late payment charges and to payment of interest on the unpaid principal balance of the Loan at the Contract Rate and then any excess to the reduction and payment of principal.

                                   PREPAYMENT
                                   ----------

                  Mortgagor shall have the right to prepay all or any portion of the unpaid principal balance of this Note on any regular business day without premium. If any prepayment of principal is made before the Maturity Date, Mortgagor shall make such payment by depositing it with Escrow Agent for the account of Mortgagee. The payment of outstanding principal if made before March 31, 2003 shall be payable by Mortgagor to Escrow Agent for the account of Mortgagee; if any principal is paid hereunder after March31, 2003, Mortgagor shall make such payment directly to Mortgagee.

                                PLACE OF PAYMENT
                                ----------------

                  All payments of principal and interest required to be made hereunder, and all other sums due hereunder, shall be payable as directed hereunder to either Mortgagee at 16 West Main Street, Suite 600, Rochester, New York, or to Escrow Agent at 1 HSBC Center, 17th Floor, Buffalo, New York 14203, or at such other office or place as either Mortgagee or Escrow Agent may designate in writing. Any payment made by Mortgagor to Escrow Agent shall discharge Mortgagor's obligation under this Note to the extent of the amount so paid.

                               LATE PAYMENT CHARGE
                               -------------------

                  In the event that any installment of principal and/or interest required to be made hereunder shall not have been received by Mortgagee within ten (10) days after it becomes due and payable, a "late charge" of five percent (5%) of the amount due shall become immediately due to Mortgagee as liquidated damages for failure to make prompt payment, and the same shall be secured by the Mortgage. Said charge shall be payable in any event no later than the due date of the next installment of principal and interest required to be made hereunder.

                                    MORTGAGE
                                    --------

                  This Note is secured by the Mortgage and is subject to all of the terms and conditions of the Mortgage.

                                EVENT OF DEFAULT
                                ----------------

                  The entire unpaid principal amount of the Loan, together with all accrued and unpaid interest thereon, shall, without notice, become immediately due and payable, at the option of Mortgagee, and Mortgagee shall thereupon have the right, among others, to foreclose the Mortgage, upon the occurrence of any Event of Default. Failure to exercise such option shall not constitute a waiver of the right to exercise the same in the case of any subsequent Event of Default.
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                                                                  Page 84 of 107



                                  DEFAULT RATE
                                  ------------

                  Upon the occurrence of any Event of Default, Mortgagee may change the interest on this Note from the Contract Rate to the Default Rate, such change of rate to become effective on the date notice of such Event of Default is given to Mortgagor and to remain in effect until such Event of Default is cured, regardless of whether Mortgagee elects to accelerate the indebtedness evidenced by this Note by reason of such Event of Default. In the event that Mortgagor cures any Event of Default prior to the Maturity Date, upon such cure the interest rate shall automatically revert to the Contract Rate from the Default Rate.

                            MORTGAGOR TO PAY EXPENSES
                            -------------------------

                  If it becomes necessary to take any legal action to collect the indebtedness evidenced by this Note or any part thereof or to foreclose the Mortgage, or if this Note is placed in the hands of an attorney for collection, Mortgagor agrees to pay the reasonable attorneys' fees of Mortgagee, as well as all costs of collection, whether or not any Foreclosure Action is actually brought.

                              WAIVERS AND CONSENTS
                              --------------------

                  To the extent permitted by law, Mortgagor (a) waives and renounces any and all exemption rights and the benefit of all valuation and appraisal privileges as against the indebtedness secured by the Mortgage or any renewal or extension thereof, (b) waives presentment for payment, demand, protest, notice of protest and notice of dishonor and any and all lack of diligence or delays in the collection or enforcement of said indebtedness, (c) waives the right to assert in any Foreclosure Action any defense based upon or relating to the failure by Mortgagee to produce and/or introduce into evidence in such action any of the notes, bonds or other obligations which are secured by the Mortgage other than this Note and (d) consents to any extension of time, release of any collateral securing this Note, acceptance of other collateral therefor, or any other indulgence or forbearance whatsoever. Any such extension, release, acceptance, indulgence or forbearance may be made, to the extent permitted by law, without notice to Mortgagor. Mortgagee acknowledges that there may exist certain set-off rights under the terms of the Escrow Agreement.

                       COMPLIANCE WITH USURY REQUIREMENTS
                       ----------------------------------

                  This Note is subject to the express condition that at no time shall Mortgagor be obligated or required to pay interest on the principal amount of the Loan at a rate which could subject Mortgagee to either civil or criminal liability as a result of being in excess of the maximum interest rate which Mortgagor is permitted by law to contract or agree to pay. If by the terms of this Note Mortgagor would at any time be required or obligated to pay interest at a rate in excess of such maximum rate, the rate of interest under this Note shall be deemed to be immediately reduced to such maximum rate and the interest payable thereafter shall be computed at a rate not to exceed such maximum rate and all previous payments in excess of such maximum rate shall be deemed to have been payments in reduction of the principal balance of the Loan instead of payments of interest thereon.

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                                                                  Page 85 of 107


                          MODIFICATIONS AND AMENDMENTS
                          ----------------------------

                  No change, amendment, modification, cancellation or discharge of this Note, or of any part hereof, shall be valid unless Mortgagee shall have consented thereto in writing.

                             SUCCESSORS AND ASSIGNS
                             ----------------------

                  The covenants and obligations of this Note shall be binding upon Mortgagor, its successors and assigns and shall inure to the benefit of Mortgagee, its successors and permitted assigns and all subsequent holders of the Mortgage. This Note may not be assigned by Mortgagee without the written consent of Mortgagor and its senior lender, such consent not to be unreasonably withheld or delayed.

                                  GOVERNING LAW
                                  -------------

                  This Note shall be governed by and construed in accordance with the laws of the State of New York.

                             WAIVER OF TRIAL BY JURY
                             -----------------------

                  TO THE EXTENT PERMITTED BY LAW, MORTGAGOR WAIVES THE RIGHT TO TRIAL BY JURY IN ANY FORECLOSURE ACTION.

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                  IN WITNESS WHEREOF, Mortgagor has caused this Note to be duly executed as of the day and year first above written.



                                  MORTGAGOR:
                                  ----------


                                  ONTARIO FOODS, INCORPORATED


                                  By:   /s/ John R. Foster
                                      -----------------------------------------
                                  Name:  John R. Foster
                                  Its:   President





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PROVINCE OF ONTARIO           )
                              )  SS.:
 -------------                )


         On the 1st day of October in the year 2001 before me, the undersigned, personally appeared John R. Foster, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is
(are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument. (Signature and office of individual taking acknowledgment)



                                     /s/ Ira Parghi
                                     -------------------------------------------
                                                 Notary Public